UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 is incorporated herein by reference.

Following the Special Meeting (as defined below), the board of directors (the “Board”) of WPCS International Incorporated (the “Company”) determined it was in the best interests of the Company to effect a reverse split of the issued and outstanding common stock of the Company, par value $0.0001 per share, at a ratio of 1-for-22 (the “Reverse Split”). In order to effectuate the Reverse Split, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) on April 16, 2015. The Certificate of Amendment will be effective as of 12:01 a.m. EDT on April 20, 2015, and it is intended that the common stock will commence trading on NASDAQ on a split-adjusted basis as of the opening of trading on April 20, 2015. The common stock will continue to trade under the ticker symbol “WPCS.”

Following the Reverse Split, the total number of shares outstanding will be proportionately reduced in accordance with the reverse split ratio. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and the applicable exercise or purchase price as well as other adjustments. There will be no change to the authorized shares of common stock of the Company as a result of the reverse stock split. Any fraction of a share of common stock that would otherwise have resulted from the reverse split will rounded up to the next whole share.

The Company’s transfer agent is Interwest Transfer Company, Inc. The new CUSIP number for the Company’s common stock following the Reverse Split will be 92931L401.

The form of Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s stockholders was held on April 15, 2015 (the “Special Meeting”). One proposal was submitted to a vote of the stockholders of the Company at the Special Meeting. The proposal was to authorize an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a specific ratio, within a range of 1-for-2 and 1-for-100 shares, to be determined by the Board in its sole discretion and effected, if at all, within one year from the date of the Special Meeting. Additional information about the proposal can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 2, 2015.

Of the 15,013,164 shares of common stock issued and outstanding and entitled to vote at the Special Meeting, 10,878,162 shares were represented in person or by proxy, which constituted approximately 72.45% of the total votes entitled to be cast at the meeting. Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Amendment of the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock

The voting results for authorization of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock were as follows:

For: 8,768,999	Against: 2,005,421	Abstain: 103,742

There were no broker non-votes for this proposal.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Form of Certificate of Amendment to the Certificate of Incorporation of WPCS International Incorporated

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: April 16, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer